EXHIBIT 11
                                                                     PAGE 1




            ALLIED PRODUCTS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                    COMPUTATION OF PRIMARY EARNINGS PER SHARE
     (All dollars rounded to the nearest $1,000, except per shares amounts)




                                                                     Net
                                                  Shares            Income
                                                 ----------      -----------
 FOR THE THREE  MONTHS ENDED
  SEPTEMBER 30, 1997
 Net income                                                       $ 5,013,000
 Weighted average of outstanding shares of
  common stock                                   12,091,000             -
 Weighted average of effect of assumed
  exercise of outstanding stock options             410,000             -
                                                 ----------       -----------
                                                 12,501,000       $ 5,013,000
                                                 ==========       ===========
 Earnings per common share                                        $       .40
                                                                  ===========


 FOR THE THREE MONTHS ENDED
  SEPTEMBER 30, 1996
 Net income                                                       $ 4,806,000
 Weighted average of outstanding shares of
  common stock                                   13,570,000             -
 Weight average of effect of assumed
  exercise of outstanding stock options                -                -
                                                 ----------       -----------
                                                 13,570,000       $ 4,806,000
                                                 ==========       ===========
 Earnings per common share                                        $       .35
                                                                  ===========

                                                                  EXHIBIT 11
                                                                      PAGE 2



            ALLIED PRODUCTS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                    COMPUTATION OF PRIMARY EARNINGS PER SHARE
     (All dollars rounded to the nearest $1,000, except per shares amounts)



                                                                      Net
                                                 Shares             Income
                                               ----------        -------------
 FOR THE NINE  MONTHS ENDED
  SEPTEMBER 30, 1997
 Net income                                                      $  16,390,000

 Weighted average of outstanding
  shares of common stock                       12,165,000               -


 Weighted average of effect of assumed
  exercise of outstanding stock options           223,000               -
                                               ----------         ------------

                                               12,388,000         $ 16,390,000
                                               ==========         ============
 Earnings per common share                                        $       1.32
                                                                  ============

 FOR THE NINE  MONTHS ENDED
  SEPTEMBER 30, 1996
 Net income                                                       $ 15,466,000
 Weighted average of outstanding shares of
  common stock                                 13,638,000               -
 Weighted average of effect of assumed
  exercise of outstanding stock options             -                   -
                                               ----------         ------------


                                               13,638,000         $ 15,466,000
                                               ==========         ============
 Earnings per common share                                        $       1.13
                                                                  ============

                                                                  EXHIBIT 11
                                                                      PAGE 3



            ALLIED PRODUCTS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                 COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE
     (All dollars rounded to the nearest $1,000, except per shares amounts)






                                                                    Net
                                                 Shares            Income
                                               ----------        ------------
 FOR THE THREE  MONTHS ENDED
  SEPTEMBER 30, 1997
 Net income                                                      $  5,013,000
 Weighted average of outstanding shares of
  common stock
                                               12,091,000               -
 Weighted average of  effect of assumed
  exercise of outstanding stock options           424,000               -
                                               ----------        ------------
                                               12,515,000        $  5,013,000
                                               ==========        ============
 Earnings per common share                                       $        .40
                                                                 ============

 FOR THE THREE  MONTHS ENDED
  SEPTEMBER 30, 1996
 Net income                                                      $  4,806,000
 Weighted average of outstanding shares of
  common stock                                13,570,000                -
 Weighted average of effect of assumed
  exercise of outstanding stock options            -                    -
                                              ----------         ------------
                                              13,570,000         $  4,806,000
                                              ==========         ============
 Earnings per common share                                       $        .35
                                                                 ============

                                                                  EXHIBIT 11
                                                                      PAGE 4



            ALLIED PRODUCTS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                 COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE
     (All dollars rounded to the nearest $1,000, except per shares amounts)







                                                                     Net
                                                 Shares             Income
                                               ----------       -------------
 FOR THE NINE  MONTHS ENDED
  SEPTEMBER 30, 1997
 Net income                                                     $  16,390,000
 Weighted average of outstanding shares of
  common stock
                                               12,165,000               -
 Weighted average of effect of assumed
  exercise of outstanding stock options           270,000               -
                                               ----------       -------------
                                               12,435,000       $  16,390,000
                                               ==========       =============
 Earnings per common share                                      $        1.32
                                                                =============

 FOR THE NINE  MONTHS ENDED
  SEPTEMBER 30, 1996
 Net income                                                     $  15,466,000
 Weighted average of outstanding shares of
  common stock                                 13,638,000               -
 Weighted average of effect of assumed
  exercise of outstanding stock options             -                   -
                                               ----------       -------------
                                               13,638,000       $  15,466,000
                                               ==========       =============
 Earnings per common share                                      $        1.13
                                                                =============